CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 27, 1998, on our audit of the financial statements of FX Energy, Inc., and subsidiaries.


/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah
August 3, 1998